SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2002
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                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
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               (Exact name of registrant as specified in charter)


          Delaware                   1-13237                  13-3949418
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(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                     Identification No.)


                  625 Madison Avenue, New York, New York 10022
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               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 421-5333
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                Registrant's telephone number including area code


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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM  5.    Other Events.

On January 23, 2002, Related Capital Company issued the press release filed as
Exhibit 99.1 to this Form 8-K. Related Capital Company is an affiliate of Related Charter LP, our manager that manages our day-to-day affairs.

The fourth paragraph of the attached release, updated and restated in its entirely, reads:

"Charter Municipal Mortgage Acceptance Company (CHC), a leading investor in tax-exempt revenue bonds which finance multifamily housing nationwide, as of December 31, 2001 reached total assets valued at more than $1.2 billion by issuing over $227 million in equity along with its wholly-owned subsidiary, Charter Mac Equity Issuer Trust, and acquiring 42 revenue bonds, three bridge loans and one mezzanine loan with an aggregate face value of approximately $310 million. The 42 revenue bonds are secured by mortgages on 5,660 units of multifamily housing."

Related Capital Company has also informed us that American Mortgage Acceptance Company, or "AMAC," filed a Form 8-K with the Securities and Exchange Commission that updates and restates certain information with respect to AMAC in the January 23, 2002 press release.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1        Press release by Related Capital Company, dated January 23, 2002.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Charter Municipal Mortgage Acceptance Company


Date:  January 25, 2002            By:   /s/ Stuart J. Boesky
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                                         Name:  Stuart J. Boesky
                                         Title: President